                                   EXHIBIT 21




                      SUBSIDIARIES OF HIBERNIA CORPORATION


                                                  State or Other Jurisdiction of
Name of Subsidiary                                 Incorporation or Organization
------------------                                ------------------------------


Hibernia National Bank                            United States

Hibernia National Bank of Texas                   United States

Hibernia Capital Corporation                      Louisiana

Hibernia Investment Securities                    Louisiana
         Inc.(1)

Tower Investors, Inc.(1)                          Louisiana


Zachary Taylor Life Insurance
  Company, Inc.                                   Louisiana



------------

(1)      Subsidiary of Hibernia National Bank